Exhibit 4(k)

THIRD AMENDMENT TO CONSTRUCTION AND TERM
LOAN AGREEMENT

          THIS THIRD AMENDMENT TO CONSTRUCTION AND TERM LOAN AGREEMENT (this "Amendment"), dated as of February 19, 2008, is executed by and among LEVELLAND/HOCKLEY COUNTY ETHANOL, LLC, a Texas limited liability company (the "Borrower"), each of the Lenders or other lending institutions which is a signatory hereto or any successor or assignee thereof, and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., a Delaware corporation (in its capacity as administrative agent for the Lenders, together with its successors in such capacity, the "Administrative Agent").

R E C I T A L S:

          A.      The Borrower, the Lenders, and the Administrative Agent are parties to that certain Construction and Term Loan Agreement, dated as of September 27, 2006, as amended by (a) that certain First Amendment to Construction and Term Loan Agreement and other Loan Documents dated as of August 10, 2007 and (b) that certain Second Amendment to Construction and Term Loan Agreement dated as of February 15, 2008 (as has been and may be amended, modified, supplemented or restated from time to time, the "Loan Agreement").

          B.      The Borrower, the Administrative Agent and the Lenders desire to amend the Loan Agreement as described herein, subject to the terms and conditions contained herein.

          NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows intending to be legally bound:

ARTICLE I

Definitions

          Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Loan Agreement, as amended hereby.

ARTICLE II

Amendments

          Section 2.1     Amendments to Definitions in the Loan Agreement. Effective as of the date hereof, the following definitions in Section 1.1 of the Loan Agreement are amended and restated to read in their entirety as follows:

          "Permitted Exceptions" means (a) Liens in favor of Administrative Agent for the benefit of itself and Lenders, (b) as to Real Property Collateral, the liens, easements, restrictions, security interests and other title matters, if any, as reflected on the mortgagee policy of title insurance accepted by Administrative Agent with respect to the Mortgage, (c) Liens of Governmental Agencies for taxes not yet due and payable, (d) Liens not

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delinquent arising in the ordinary course of business and created by statute in connection with worker's compensation, unemployment insurance, social security and similar statutory obligations, (e) as to Personal Property Collateral, other non-consensual liens arising in the ordinary course of business for sums not due, (f) if Secured Parties' rights to and interest in the Collateral would not be materially and adversely affected thereby, any Liens for taxes or other non-consensual Liens against the Collateral arising in the ordinary course of business and being contested in good faith by appropriate proceedings, so long as adequate reserves are maintained with respect to such contested amounts in amount (including the amount contested, and potential costs, interest, and penalties) and manner acceptable to Administrative Agent, (g) as to grain in storage or in transit, byproducts and proceeds of byproducts but excluding grain in-process and proceeds of grain in-process, Liens in favor of a third party reasonably acceptable to Administrative Agent to secure Indebtedness permitted under Section 6.3(f), (h) Liens arising pursuant to the Rex Subordinated Debt Documents, (i) Liens arising pursuant to the New Rex Subordinated Debt Documents, and (j) any other Liens expressly permitted in writing by Administrative Agent.

          "Rex Subordinated Debt Documents" means collectively, (a) that certain Convertible Secured Promissory Note Purchase Agreement dated effective as of November 22, 2005, by and between Borrower and Rex, as amended by that certain Amendment to Convertible Secured Promissory Note Purchase Agreement dated effective as of May 31, 2006 by and between Borrower and Rex, (b) that certain Amended and Restated Secured Promissory Note, dated July 1, 2007, in an original principal amount of $307,600.75 executed by Borrower and payable to the order of FEL, (c) that certain Guaranty dated as of May 31, 2006 executed by Rex Stores Corporation, a Delaware corporation, in favor of Borrower, (d) that certain Right of First Offer and Co-Sale Agreement dated effective as of November 22, 2005 by and among Rex, RIO, Lindy Walker and James P. Halbert, all as assigned by Rex to FEL under that certain Assignment and Acknowledgement dated as of July 19, 2006 pursuant to which Rex assigned all its rights to FEL under the documents described in clauses (a), (b) and (d) above, and (e) any subordinate security agreements and mortgages or deeds of trust securing payment thereof to the extent the terms and provisions thereof are reasonably satisfactory to Administrative Agent.

          "Subordination Agreement" means, that certain Subordination Agreement dated as of the Closing Date, by and among Administrative Agent, Borrower and FEL, as amended by certain First Amendment to Subordination Agreement dated as of February 19, 2008, by and among Administrative Agent, Borrower and FEL, as the same has been and may be amended, restated or modified from time to time, all in form and substance satisfactory to Administrative Agent.

          Section 2.2      Addition of Definitions to the Loan Agreement. Effective as of the date hereof, the following definitions are added to Section 1.1 of the Loan Agreement to read as follows:

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          "New Rex Subordinated Debt" means the Indebtedness in an aggregate original principal amount of up to $5,000,000 evidenced by the New Rex Subordinated Debt Documents.

          "New Rex Subordinated Debt Documents" means, collectively (a) that certain Convertible Secured Promissory Note Purchase Agreement dated effective as of January 29, 2008 by and among Borrower, Rex Stores Corporation, a Delaware corporation, and FEL, (b) that certain Convertible Secured Promissory Note in an original principal amount of up to $5,000,000 to be issued by Borrower and payable to the order of FEL pursuant to the Convertible Secured Promissory Note Purchase Agreement described in clause (a) above, and (c) any subordinate security agreements and mortgages or deeds of trust securing payment thereof to the extent the terms and provisions thereof are reasonably satisfactory to Administrative Agent.

          Section 2.3      Amendment to Section 6.3(d) of the Loan Agreement. Effective as of the date hereof, Section 6.3(d) of the Loan Agreement is amended and restated in its entirety to read as follows:

          (d)         [Reserved]

          Section 2.4      Amendment to Section 6.3(f) of the Loan Agreement. Effective as of the date hereof, Section 6.3(f) of the Loan Agreement is amended and restated to read in its entirety as follows:

          (f)         other Indebtedness (including without limitation, the New Rex Subordinated Debt) not to exceed $8,000,000 in the aggregate at any one time outstanding for general working capital purposes, including without limitation, the financing of grain in storage and in transit.

          Section 2.5      Amendment to Section 6.5 of the Loan Agreement. Effective as of the date hereof, Section 6.5 of the Loan Agreement is amended and restated to read in its entirety as follows:

          Section 6.5     Restricted Payments. Borrower shall not make or permit any Restricted Payment, except Borrower may (a) prepay in full the FEL Subordinated Debt and the Rex Subordinated Debt and (b) may pay the New Rex Subordinated Debt to the extent permitted in the Subordination Agreement.

          Section 2.6      Amendment to Section 6.8 of the Loan Agreement. Effective as of the date hereof, Section 6.8 of the Loan Agreement is amended and restated to read in its entirety as follows:

          Section 6.8     Amendments to Entity Documents and Other Agreements. Borrower will not, and will not permit any Subsidiary to, amend its formation or governing documents without the prior written consent of Administrative Agent. Borrower will not amend, modify, waive or consent to any change or modification in any material agreement, document, contract or instrument to which it is a party, including without limitation, any Rex Subordinated Debt Documents, any FEL Subordinated Debt

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Documents, any New Rex Subordinated Debt Documents, any Operating Contract, any Construction Contract, any Property Contract or the Plan, except (a) as otherwise permitted pursuant to Section 7.5 or (b) with the prior written consent of the Administrative Agent.

ARTICLE III

Conditions Precedent

          Section 3.1      Condition. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

          (a)         Amendment. The Administrative Agent shall have received this Amendment executed by the Borrower, the Administrative Agent and the Lenders.

          (b)         First Amendment to Subordination Agreement. The Administrative Agent shall have received the First Amendment to Subordination Agreement executed by the Administrative Agent, the Borrower and FEL.

          (c)         New Rex Subordinated Debt Documents. The Administrative Agent shall have received a copy of the executed New Rex Subordinated Debt Documents certified by the Borrower to be true, correct and complete copies.

          (d)         Payoff of Rex Subordinated Debt Documents. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Rex Subordinated Debt has been paid in full (or will be paid concurrent with the funding of the New Rex Subordinated Debt).

          (e)         No Default. No Default shall have occurred and be continuing.

          (f)         Representations and Warranties. All of the representations and warranties contained in Article IV of the Loan Agreement and in the other Loan Documents shall be true and correct on and as of the date of this Amendment with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent such representations and warranties speak to a specific date.

ARTICLE IV

No Waiver

          Nothing contained herein shall be construed as a consent by the Administrative Agent and the Lenders to any breach of any covenant or provision of the Loan Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument among Borrower, the Administrative Agent and the Lenders, and the failure of the Administrative Agent or any Lender at any time or times hereafter to require strict compliance by Borrower of any provision thereof shall not waive, affect or diminish any right of the Administrative Agent and the Lenders to thereafter demand strict compliance therewith. The Administrative Agent and the Lenders hereby reserve all rights granted under the Loan Agreement and the other Loan Documents (in

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each case as amended by this Amendment), and this Amendment and any other contract or instrument among Borrower, the Administrative Agent and the Lenders.

ARTICLE V

Ratifications, Representations and Warranties

          Section 5.1      Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents and except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, the Administrative Agent and the Lenders agree that the Loan Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally.

          Section 5.2      Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed or delivered in connection herewith have been authorized by all requisite action on the part of the Borrower and will not violate the articles of organization, operating agreement or regulations or other organizational documents of the Borrower, (ii) the representations and warranties contained in the Loan Agreement, as such Loan Agreement is amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof except for those that relate solely to a specific date or have changed as a result of transactions permitted by the Loan Agreement, (iii) after giving effect to this Amendment, no Default has occurred and is continuing, and (iv) after giving effect to this Amendment, the Borrower is in full compliance with all material covenants and agreements contained in the Loan Agreement as amended hereby.

ARTICLE VI

Miscellaneous

          Section 6.1      Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document (as amended by this Amendment), including any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and such other Loan Documents, and no investigation by the Administrative Agent or any Lender shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

          Section 6.2      Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

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          Section 6.3      GOVERNING LAW. THIS LOAN AGREEMENT, THE NOTE AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS, SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF ILLINOIS, NOT INCLUDING ITS CONFLICT OF LAW PROVISIONS; PROVIDED THAT THE LAWS OF THE STATE WHERE REAL PROPERTY COLLATERAL IS LOCATED SHALL GOVERN WITH RESPECT TO THE CREATION, PERFECTION AND ENFORCEMENT OF RIGHTS, SECURITY INTERESTS, REMEDIES AND LIENS AGAINST THE REAL PROPERTY COLLATERAL.

          Section 6.4      Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, the Lenders and the Borrower and their respective successors and assigns, except the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and the Lenders.

          Section 6.5      Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Facsimiles of signatures shall be binding and effective as originals.

          Section 6.6      Effect of Waiver. No consent or waiver, express or implied, by the Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

          Section 6.7      Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

          Section 6.8      ENTIRE AGREEMENT. THIS AMENDMENT, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO RELATING TO THIS AMENDMENT AND SUPERSEDE ANY AND ALL PRIOR AND CONTEMPORANEOUS COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

[Remainder of Document Intentionally Left Blank]

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          IN WITNESS WHEREOF, this Amendment is executed as of the date first set forth above.

BORROWER:

LEVELLAND/HOCKLEY COUNTY ETHANOL,
LLC

By:	/s/ James P. Halbert
James P. Halbert
Vice President

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ADMINISTRATIVE AGENT AND LENDER:

MERRILL LYNCH CAPITAL, a division of
Merrill Lynch Business Financial Services Inc., as
Administrative Agent and a Lender

By:	/s/ Steve Coley
Steve Coley
Vice President, Group Credit Manager

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OTHER LENDERS:

STATE BANK OF TEXAS,
as a Lender

By:
Name:
Title:

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PALM DESERT NATIONAL BANK,
as a Lender

By:	/s/ Cheryl Dawson-Voight
	Name:	Cheryl Dawson-Voight
	Title:	VP/Credit Administrator

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COMMUNITY FIRST BANK,
as a Lender

By:	/s/ Thomas J. Fleming
	Name:	Thomas J. Fleming
	Title:	Vice President

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MIDWEST BANK OF WESTERN ILLINOIS,
as a Lender

By:
Name:
Title:

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TEXAS CITIZENS BANK N.A.,
as a Lender

By:
Name:
Title:

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INTERSTATE BANK, SSB,
as a Lender

By:
Name:
Title:

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